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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               January 19, 1994


                              NORWEST CORPORATION
                              -------------------
            (Exact name of registrant as specified in its charter)

              Delaware                    1-2979              41-0449260
              --------                    ------              ----------
      (State or other jurisdiction      (Commission          (IRS Employer
          of incorporation              File Number)      Identification No.)


            Norwest Center
          Sixth and Marquette
         Minneapolis, Minnesota                                  55479
         ----------------------                                  -----
(Address of principal executive offices)                       (Zip Code)


      Registrant's telephone number, including area code: (612) 667-1234







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ITEM 5. OTHER EVENTS.

                          RESTATED OPERATING RESULTS

      Norwest's net income was $653.6 million for the year ended December 31, 1993, an increase of 48.5% over the $440.1 million earned in 1992. Net income per common share was $2.13 for the year ended December 31, 1993, compared with $1.42 in 1992, an increase of 50.4%. Return on common equity was 20.9% and return on assets was 1.38% for the year ended December 31, 1993, compared with 15.2% and 1.03%, respectively, in 1992.

      Norwest reported net income of $175.0 million for the quarter ended December 31, 1993, a 167.1% increase over the $65.6 million earned in the fourth quarter of 1992. Net income per common share was $0.57 for the fourth quarter of 1993, compared with $0.20 for the same quarter of 1992. Return on assets was 1.37% and return on common equity was 21.3% for the quarter ended December 31, 1993, compared with 0.59% and 8.3%, respectively, for the fourth quarter of 1992.

      The 1992 results have been restated for the 2-for-1 stock split (effected in the form of a 100% stock dividend) distributed on June 28, 1993, and include Lincoln Financial Corporation (Lincoln), acquired on February 9, 1993, in a pooling of interests transaction. The fourth quarter of 1992 results include $93.5 million pre-tax charges taken by Lincoln to conform their credit and accounting practices to those of Norwest and other restructuring-related charges. The 1992 annual results, for comparative purposes, do not include a one-time special charge of $76.0 million, or $0.26 per common share, related to Norwest's early adoption of Statement of Financial Accounting Standards No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions.

      Consolidated tax-equivalent net interest income was $2,408.7 million and $627.4 million for the year and quarter ended December 31, 1993, compared with $2,114.7 million and $575.4 million, respectively, in 1992, increases of 13.9 percent and 9.0 percent, respectively. The increase for the year is primarily due to an 11.3% increase in average earning assets and a 13 basis point increase in net interest margin. The increase from the fourth quarter of 1992 is due to a 14.2 percent increase in average earnings assets, partially offset by a 25 basis point decrease in net interest margin.

      Norwest provided $140.1 million and $40.5 million for credit losses for the year and quarter ended December 31, 1993, or 0.56% and 0.61% of average loans and leases, compared with $266.7 million and $112.2 million, respectively, or 1.22% and 1.95% of average loans and leases, for the same periods in 1992. The 1992 provision includes $60.0 million for credit losses taken by Lincoln during the fourth quarter. Net credit losses totaled $173.6 million and $61.9 million for the year and quarter ended December 31, 1993, compared with $217.6 million and $64.3 million, respectively, for the same periods in 1992.

      As a percent of average loans and leases, net credit losses were 0.70% and 0.93% for the year and quarter ended December 31, 1993, compared with 1.00% and 1.12% for the same periods in 1992.

      Non-performing assets, including non-accrual, restructured, and 90-day past due loans and leases, and other real estate owned, totaled $285.5 million, or 0.6% of total assets, at December 31, 1993, compared with $372.7 million, or 0.8%, at December 31, 1992. The decrease is primarily due to a $29.6 million, $23.5 million and $36.2 million reduction in real estate non-accrual loans, commercial non-accrual loans and other real estate owned, respectively, partially offset by a $5.1 million increase in restructured loans. The allowance for credit losses was $744.9 million at December 31, 1993, and represents 260.9% of non-performing assets.


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      Norwest consolidated non-interest income was $1,542.5 million and $426.0 million for the year and quarter ended December 31, 1993, compared with $1,228.8 million and $305.0 million, respectively, for the same periods in 1992. The full year increase from 1992 reflects growth in mortgage banking revenues, net venture capital gains and various fee-based services, partially offset by decreases in credit card fees, trading account gains and net gains on investment securities available for sale. Excluding gains on investment/mortgage-backed securities, venture capital gains, and gains on investment/mortgage-backed securities available for sale, non-interest income was up 26.1% over 1992.

      Non-interest expenses were $2,840.8 million and $750.4 million for the year and quarter ended December 31, 1993, compared with $2,436.6 million and $660.8 million, respectively, for the same periods in 1992. The increase for the year ended December 31, 1993 is primarily attributable to an increase in salaries and benefits at both the mortgage banking operations to support large volume increases in originations and servicing, and at Norwest Financial Services, Inc., due to the acquisition in the fourth quarter of 1992 of Trans Canada Credit Corporation, Ltd., and increased charitable contributions.

      Norwest's banking group reported earnings of $397.2 million and $108.6 million for the year and quarter ended December 31, 1993, compared with $227.7 million and $8.0 million respectively, for the same periods in 1992. Included in the fourth quarter of 1992 banking group results are Lincoln's special provision for credit losses, merger and transition related expenses and restructuring costs totaling $93.5 million before income taxes. Mortgage banking operations earned $56.3 million and $10.2 million for the year and quarter ended December 31, 1993, compared with $53.4 million and $9.4 million, respectively, for the same periods in 1992. Norwest Financial Services, Inc. (commercial and consumer finance) reported earnings of $200.1 million and $56.2 million for the year and quarter ended December 31, 1993, compared with $159.0 million and $48.2 million, respectively, for the same periods in 1992.

      At December 31, 1993, total assets were $50.8 billion, compared with $46.7 billion at December 31, 1992. The increase is primarily due to a $4.3 billion increase in loans and leases, and student loans and mortgages held for sale, including $2.6 billion of loans and leases acquired in acquisitions completed during 1993. This increase was partially offset by a $0.4 billion decrease in investment securities and investment securities available for sale. Total long-term debt at December 31, 1993, was $6.8 billion compared with $4.5 billion at December 31, 1992. This increase is primarily due to a net increase of $1.0 billion of Federal Home Loan Bank advances by subsidiary banks of Norwest and a net increase of $1.0 billion of long-term debt issued by Norwest. Total stockholders' equity was $3.6 billion at December 31, 1993, compared with $3.1 billion at December 31, 1992.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       NORWEST CORPORATION
                                       ----------------------------------------
                                       (Registrant)


Dated: February 15, 1994               By: /s/ Michael A. Graf
                                           ------------------------------------
                                           Senior Vice President and Controller
                                           (Principal Accounting Officer)




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